UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
On July 15, 2019, the Board of Directors of FARO Technologies, Inc. (the “Company”) appointed Allen Muhich as the Chief Financial Officer of the Company, effective July 26, 2019, to succeed Robert Seidel, who will cease serving as the Chief Financial Officer of the Company effective July 25, 2019 but will continue as an employee of the Company for a transition period. Mr. Muhich will also serve as the Company’s principal accounting officer, effective July 26, 2019. Mr. Seidel’s departure is not related to any disagreement between Mr. Seidel and the Company relating to the Company’s financial reporting or condition, operations, policies or practices.
Mr. Muhich, age 52, most recently served as Vice President, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on microtechnologies, from December 2017 to February 2019, when it was acquired by MKS Instruments, Inc. Prior to joining Electro Scientific Industries, Inc., Mr. Muhich was Chief Financial Officer of ID Experts, a provider of identity protection services, from February 2016 to November 2017, as well as Chief Operating Officer from January 2017 to November 2017. Prior to that, Mr. Muhich served as Chief Financial Officer of Smarsh, Inc., a provider of cloud-based archiving solutions, from March 2015 to February 2016, as Chief Financial Officer and Vice President of Finance of Radisys Corporation, a leading provider of open telecom solutions, from May 2011 to March 2015, as Vice President of Finance and Corporate Controller at Merix Corporation, a global manufacturer of printed circuit boards from September 2006 to May 2010, and spent the previous 15 years in financial management in the office printing business at Tektronix, Inc. and Xerox Corporation. Mr. Muhich holds a B.A. degree in Accounting from Western Washington University.
There are no arrangements or understandings between Mr. Muhich and any other persons pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Muhich and any director or executive officer of the Company, and Mr. Muhich does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Offer Letter with Mr. Muhich
Mr. Muhich’s employment with the Company will be on an at-will basis. In connection with his employment, on July 15, 2019, Mr. Muhich accepted a written offer letter from the Company (the “Offer Letter”) that provides for the following initial compensation:

•	Base salary - An annual base salary of $371,000.

•
Signing bonus - Mr. Muhich will receive a one-time signing bonus equal to $200,000 payable in a lump sum in cash within 30 days following July 26, 2019. Mr. Muhich will be required to repay the signing bonus if, prior to July 26, 2021: (i) he voluntarily terminates his employment with the Company or (ii) his employment is terminated by the Company for “cause” (as defined in the Offer Letter).

•
Sign-on equity grant - Mr. Muhich will be granted a one-time sign-on restricted stock unit award on July 26, 2019 with a target value of $1 million. This equity grant will be comprised of a combination of performance-vesting restricted stock units and time-vesting restricted stock units, in a ratio of 50% and 50%, respectively. One-third of the time-vesting restricted stock units will vest on each of the first, second and third anniversaries of the grant date. The performance-vesting restricted stock units will be earned based on how the Company’s total shareholder return, or TSR, compares to the TSR of the Russell 2000 Growth Index during the performance period from July 26, 2019 to July 26, 2022 (the “Relative TSR”). If the Company’s Relative TSR during the performance period is (i) at the 55% percentile, 100% of the target performance-vesting restricted stock units awarded will be earned and will vest; (ii) at or above the 80th percentile, 200% of the target performance-vesting restricted stock units awarded will be earned and will vest, provided that if the Company’s TSR for the performance period is negative, the maximum percentage that may be earned is 100%; (iii) at the 25th percentile, 25% of the target performance-vesting restricted stock units awarded will be earned and will vest; and (iv) below the 25th percentile, no performance-vesting restricted stock units will be earned. The percentage of performance-vesting restricted stock units that are earned will be interpolated if Relative TSR is between the 25th and 80th percentiles during the performance period.

•
Relocation expenses - Mr. Muhich is entitled to receive relocation assistance in the form of reimbursement for real estate agents’ commission (capped at 7%) and customary, non-recurring home sale closing costs, subject to an aggregate cap of $50,000. In the event Mr. Muhich voluntarily terminates his employment with the Company prior to the 12-month anniversary of the date of his relocation, he will be required to repay a prorated portion of all relocation expenses incurred, including all Company tax liabilities.

•
Transition to short-term incentive plan -Mr. Muhich will be eligible to receive a target cash bonus of 65% of his base salary, pro-rated for the number of days he is employed by the Company during 2019, provided that he remains employed by the Company on December 31, 2019 and conditioned upon his achievement of certain performance goals for 2019 established by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and accepted by Mr. Muhich.

•
Short-term incentive plan - Mr. Muhich will be eligible to participate in the Company’s short-term incentive plan beginning in 2020, with an initial target payout of at least 65% of his base salary conditioned upon the Company’s achievement of the performance goals established by the Compensation Committee.

•
Long-term incentive plan - Mr. Muhich will be eligible to receive annual grants under the Company’s long-term incentive plan beginning in 2020, with a target value of at least $600,000. Such grants are expected to be awarded in a combination of performance-vesting restricted stock units and time-vesting restricted stock units, in ratio of 50% and 50%, respectively.

Pursuant to the Offer Letter, in the event that Mr. Muhich is terminated without cause, he will be eligible to receive severance benefits as a participant under the Company’s Executive Severance Plan (the “Plan”), which Plan is described in the Company’s 2019 proxy statement filed with the Securities and Exchange Commission on April 17, 2019.
This summary is not intended to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On July 16, 2019, the Company issued a press release announcing Mr. Muhich’s appointment as Chief Financial Officer of the Company effective July 26, 2019. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between FARO Technologies, Inc. and Allen Muhich, dated July 15, 2019
99.1	Press Release dated July 16, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 16, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary